FOR IMMEDIATE RELEASE	Exhibit 99.1

Investors & Media:

Julie D. Tracy Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Announces Acquisition of Solana Surgical, LLC and Entry into Definitive Agreement to Acquire OrthoPro, LLC

Adds Complementary Foot and Ankle Products to Further Accelerate Growth Opportunities and Profitability in Wright’s Extremities Business

Purchase Price of $90 Million in Cash and Stock for Solana Surgical and Up to $36 Million in Cash for OrthoPro

Both Transactions Anticipated To Be Accretive to Adjusted EBITDA in 2014 and Beyond

MEMPHIS, Tenn. - January 30, 2014 - Wright Medical Group, Inc. (NASDAQ: WMGI) today announced it has acquired Solana Surgical, LLC (Solana) and entered into a definitive agreement to acquire OrthoPro, LLC (OrthoPro), both privately held high growth extremity companies. The transactions add complementary extremity product portfolios to further accelerate growth opportunities in Wright’s global Extremities business. The transaction with OrthoPro is expected to close in February 2014. In addition, voting agreements have been executed with members of OrthoPro holding greater than the required number of membership interests needed to approve the transaction.

Under the terms of the agreement with Solana, Wright acquired 100% of Solana’s outstanding equity on a fully diluted basis for total consideration, net of acquired cash, of $90 million, consisting of approximately $47.6 million in cash and approximately $42.4 million of Wright common stock.

Under the terms of the agreement with OrthoPro, Wright will acquire 100% of OrthoPro’s outstanding equity on a fully diluted basis at a total price of up to $36 million in cash as follows: $32.5 million paid at closing and up to an additional $3.5 million in cash contingent upon achievement of certain revenue-based milestones.

Robert Palmisano, president and chief executive officer of Wright, commented, “The acquisitions of Solana and OrthoPro are excellent fits for our Extremities business, enabling us to add a base of fast-growing extremity revenue that we can effectively grow on a go-forward basis. Both of these transactions meet our criteria of being accretive to revenue growth and adjusted EBITDA. In addition, products from both companies will complement our existing foot and ankle portfolio and include several specialized products that expand our extremities product offering. Both companies have a reputation for leading innovation, and we anticipate that their products will help expand Wright’s position as the definitive technology leader in the foot and ankle market.”

Alan Taylor, chief executive officer of Solana, added, “We are delighted to partner with a company that shares Solana’s commitment to building a high-growth Extremities business. We believe that Wright Medical, with its global leadership position in the foot and ankle market and expertise in medical education and product development, is the ideal partner to accelerate our growth and realize the full potential of Solana’s products around the world. We look forward to an exciting future and the continued success of our business as part of Wright Medical.”

Dustin Leavitt, chief executive officer of OrthoPro, commented, “This combination will provide the opportunity for further expansion of OrthoPro’s innovative products to support market growth and procedure penetration worldwide. We look forward to advancing our foot and ankle business with the recognized leader in the foot and ankle market.”

Although Wright has not yet finalized the purchase price allocation and fair value assessment of the contingent consideration, and thus cannot yet assess the exact impact on its future GAAP earnings, Wright anticipates that both transactions will be accretive to adjusted EBITDA in 2014. Wright will provide additional information on the financial impact of this transaction on its fourth quarter 2013 earnings call, which is scheduled for February 24, 2014.

For more information on this transaction, please refer to the investor presentation that is available in the Investor Relations section of Wright’s website at www.wmt.com.

About Wright Medical

Wright Medical Group, Inc. is a specialty orthopaedic company that provides extremity and biologic solutions that enable clinicians to alleviate pain and restore their patients’ lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market, one of the fastest growing segments in medical technology, and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit www.wmt.com.

About Solana Surgical

Solana Surgical is a global extremity orthopedic company that develops breakthrough solutions to restore motion while relieving pain for patients and improving surgical outcomes for surgeons. Based in Memphis, Tennessee, and having launched its first product in 2011, Solana Surgical’s goal is to advance the science in the foot, ankle and hand markets by meeting unmet needs with innovative new products. For more information, please visit www.SolanaSurgical.com.

About OrthoPro

OrthoPro, based in Salt Lake City, Utah, is dedicated to providing quality and innovative foot and ankle products. Since 2003, OrthoPro has launched several innovative surgical products for the foot & ankle market, including the Phalinx Cannulated Hammertoe Fixation System, Total Compression Plate System, and Hemiarthroplasty Implant. For more information about OrthoPro, visit www.orthoprollc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” as defined under U.S. federal securities laws, including statements about the complementary nature of the acquired businesses and the financial benefits of these acquisitions to Wright. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current view of future performance, results, and trends. Forward-looking statements may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements in this press release include failure to realize the anticipated benefits, in whole or in part, from the acquired businesses, a delay in the realization thereof, unexpected liabilities and/or erroneous financial estimates and projections for the acquired businesses, and potential sales dis-synergies during the integration process. Additional risks and uncertainties are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, and as may be supplemented in our Quarterly Reports on Form 10-Q). By way of example and without implied limitation, such risks and uncertainties include: failure to realize the anticipated benefits of the Biotech International acquisition in whole or in part, and unexpected liabilities and/or erroneous financial estimates and projections for the acquired business; failure to realize the anticipated financial and other benefits from the acquisition of BioMimetic Therapeutics, Inc. or a delay in realization thereof; failure to obtain, or a delay in obtaining, FDA approval of Augment Bone Graft, or a material limitation on the scope of such approval; lower than anticipated market acceptance of, or annual market demand for, Augment Bone Graft; failure to realize the anticipated benefits of the OrthoRecon divestiture to MicroPort in whole or in part, including unexpected liabilities and/or erroneous financial estimates and projections for the retained business; future actions of the United States Attorney’s office, the FDA, the Department of Health and Human Services or other U.S. or foreign government authorities, including those resulting from increased scrutiny under the Foreign Corrupt Practices Act and similar laws, that could delay, limit or suspend our development, manufacturing, commercialization and sale of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; failure to obtain the FDA or other regulatory clearances needed to market and sell our products; any actual or alleged breach of the Corporate Integrity Agreement to which we are subject through September 2015 which could expose us to significant liability including exclusion from Medicare, Medicaid and other federal healthcare programs, potential criminal prosecution, and civil and criminal fines or penalties; adverse outcomes in existing product liability litigation; new product liability claims; inadequate insurance coverage; the possibility of private securities litigation or shareholder derivative suits; demand for and market acceptance of our new and existing products; potentially burdensome tax measures; recently enacted healthcare laws and changes in product reimbursement which could generate downward pressure on our product pricing; lack of suitable business development opportunities; inability to capitalize on business development opportunities; product quality or patient safety issues; challenges to our intellectual property rights; geographic and product mix impact on our sales; our inability to retain key sales representatives, independent distributors and other personnel or to attract new talent; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; inability to realize the anticipated benefits of restructuring initiatives; negative impact of the commercial and credit environment on us, our customers and our suppliers; and the potentially negative effect of our ongoing compliance enhancements on our relationships with customers and our ability to deliver timely and effective medical education, clinical studies, and new products.

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